Exhibit 99.B(i)(iv)

September 25, 2015

Schroder Capital Funds (Delaware)

875 Third Avenue

22nd Floor

New York, NY 10022

Re:                             Schroder Capital Funds (Delaware) —

Schroder U.S. Opportunities Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel for Schroder Capital Funds (Delaware), a Delaware statutory trust organized in series (the “Trust”), solely in connection with the matters set forth herein.  This opinion is being furnished to you at your request.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)                     the Certificate of Trust of the Trust, filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on September 7, 1995 (the “Certificate of Trust”);

(b)                     a Certificate of Good Standing with respect to the Trust issued by the Secretary of State, dated as of a recent date;

(c)                      the Trust Instrument of the Trust dated as of September 6, 1995, as amended on September 17, 1996, and as restated on March 13, 1998 (as in effect from time to time, the “Original Governing Instrument”);

(d)                     the Amended and Restated Trust Instrument of the Trust dated as of February 5, 2002 (the “Governing Instrument”);

(e)                      the By-laws of the Trust, as amended and restated as of December 9, 2003, October 4, 2004 and December 7, 2004 (as amended and restated, the “Bylaws”);

(f)                       Post-Effective Amendment No. 110 to the Registration Statement under the Securities Act of 1933 (the “Securities Act”) on Form N-1A to be filed by the Trust with the U.S. Securities and Exchange Commission (the “Commission”) on or about September 25, 2015 (the “Registration Statement”), including the prospectus (the “Prospectus”) with respect to the R6 Class of shares of beneficial interests (“Shares”) of the Series of the Trust designated as Schroder U.S. Opportunities Fund (the “Fund”);

(g)                      resolutions adopted by the Board of Trustees of the Trust at meetings of the Board of Trustees held on May 14, 2002 and June 12, 2015 with respect to the Fund and the Shares (the “Resolutions”); and

(h)                     the certificate of an officer of the Trust, together with all exhibits attached thereto, certifying as to, among other things: (i) the Resolutions adopted by the Board of Trustees with respect to the Fund and the Shares; (ii) the Governing Instrument, the Bylaws and the Certificate of Trust; and (iii) certain other matters set forth therein.

The Certificate of Trust, the Original Governing Instrument, the Governing Instrument, the Bylaws, the Resolutions, the Registration Statement and the Prospectus are collectively referred to herein as the “Operative Documents”).

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (h) above.  In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (h) above) that is referred to in or incorporated by reference into the documents reviewed by us.  We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.  We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, (iii) the genuineness of all signatures, and (iv) that each such documents is in full force and effect and has not been modified, supplemented or otherwise amended, except as referenced herein.

For purposes of this opinion, we have assumed (i) that the Governing Instrument, the Bylaws and the Certificate of Trust are in full force and effect, will not be amended on or prior to the date of issuance of the Shares, and will remain in full force and effect when the Shares are issued by the Trust, (ii) that the Trust is, becomes, or will become prior to or within 180 days of the first issuance of beneficial interests in the Trust, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §80a-1 et seq.), (iii) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or reorganization of the Trust, the Fund or any Series or class thereof under Section 11.04 or Section 11.05 of Article XI of the Original Governing Instrument or the Governing Instrument, as applicable, (iv) that the activities of the Trust have been and will be conducted in accordance with the terms of the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Delaware Act”), (v) the legal capacity of each natural person who is party to the documents examined by us, (vi) the due organization or due formation, as the case may be, and valid existence in good standing of each party (other than the Trust) to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (vii) that each of the parties to the documents examined by us (other than the Trust) has and had the power and authority to execute and deliver, and to perform its obligations under, such documents, (viii) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (ix) that the issuance, offer and sale of the Shares from time to time and the final terms of and conditions of such issuance, offer and sale, including those relating to the price of the Shares to be offered, issued, and sold will be determined or otherwise established in accordance with the Operative Documents, (x) the due submission of purchase orders to the Trust by the purchasers, (xi) the acceptance by the Trust of such purchase orders and the due issuance of the Shares to the purchasers in accordance with the Governing Instrument and the Bylaws, (xii) the payment by each purchaser of the Shares of the full consideration due from it for the Shares subscribed to by such purchaser, and (xiii) that the appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, the purchasers will be maintained in the appropriate registers and other books and records of the Trust.

We have not participated in the preparation of the Registration Statement and Prospectus and assume no responsibility for their contents.

This opinion is limited to the law of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal or state securities or blue sky laws, and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.                          The Trust has been duly formed and is validly existing as a statutory trust in good standing under the Delaware Act.

2.                          The Shares to be issued by the Trust, when sold in accordance with the terms, conditions, requirements and procedures set forth in the Operative Documents, will be validly issued, fully paid and non-assessable beneficial interests in the Trust.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Opinion” in the Registration Statement.  In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.  Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon for any other purpose or by any other person or entity without our prior written consent. The opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Very truly yours,

SMITH, KATZENSTEIN & JENKINS LLP

By:	/s/ Roger D. Anderson
Name: Roger D. Anderson